Exhibit 99.1

Zogenix Reports First Quarter 2013 Financial Results

Provides Update on Zohydro ER

Conference Call and Webcast Today, May 9, at 4:30 p.m. ET

SUMAVEL® DosePro® (sumatriptan injection) First Quarter 2013 Highlights

•	Net product revenue of $7.0 million, reflecting a $1.2 million net adjustment to future product return reserve

•	Generated approximately 20,000 total prescriptions

•	Maintained positive quarterly refill rate at 41%*

Recent Highlights and Milestones

•	Reported positive top-line results from extended Relday™ Phase 1 clinical trial; initiated efforts to secure strategic development and commercialization partner

•	Extended DosePro® needle-free drug delivery system co-marketing partnership with Battelle

SAN DIEGO, Calif., May 9, 2013 — Zogenix, Inc. (NASDAQ: ZGNX), a pharmaceutical company commercializing and developing products for the treatment of central nervous system disorders and pain, today reported financial results for the first quarter ended March 31, 2013.

Roger Hawley, chief executive officer of Zogenix, stated, “We recently had an update call with the FDA regarding the status of the Zohydro ER new drug application (NDA). On the call, the FDA indicated that they are preparing to take action on the Zohydro NDA in the summer 2013. While they declined to provide any specific reasons for the delay, we have concluded the FDA are working on several broader opioid related issues that need to be addressed prior to an action on our NDA. We were not informed of any deficiencies in the application, which suggests that the remaining steps in the review process are finalizing the Zohydro ER REMS, to be consistent with the updated class-wide REMS, and labeling discussions. We are disappointed with the ongoing delay, and remain prepared to launch the product three to four months after potential approval.”

First Quarter 2013 Financial Results

Net product revenues for the first quarter 2013 were $7.0 million, which included a $1.2 million net adjustment to the future product return reserve that was primarily due to shorter dating of products sold in the first quarter 2012, as well as ordering patterns by a large retailer during the same period. This compared to net product revenues of $9.9 million in the first quarter 2012. The decrease in net product revenues was driven by the increase to the return reserve and the resetting of health insurance co-pays and co-insurance at the beginning of the year, which slowed patient volumes to a greater degree than in previous years. Additionally, there were significantly fewer sales representatives promoting SUMAVEL DosePro during the first quarter 2013 compared to the same period of 2012. During the first quarter 2012, total revenues of $18.3 million also included $8.5 million in contract revenue related to the Company’s previous co-promotion agreement with Astellas, which ended March 31, 2012.

Cost of sales for the first quarter 2013 was $4.2 million, compared to $5.1 million in the first quarter 2012. Product gross margin was 40% in the first quarter 2013, compared to 49% in the first quarter 2012. The decrease in product gross margin in the first quarter 2013 was primarily due to higher cost per unit and a decrease in the net selling price, which was also impacted by the $1.2 million net adjustment to the future product return reserve, compared to the first quarter 2012.

Royalty expense for the first quarter 2013 was $282,000 compared to $357,000 in the first quarter 2012, reflecting the impact of decreased net product revenue.

Research and development expenses for the first quarter 2013 were $3.2 million, representing a 46% decrease from $6.0 million in the first quarter 2012. The decrease in research and development expenses was primarily the result of lower development costs for Zohydro ER and Relday, for which the Company completed NDA and IND submissions, respectively, during the second quarter 2012.

Selling, general and administrative expenses for the first quarter 2013 were $14.5 million, a 1% decrease from $14.6 million in the first quarter 2012.

Other expense for the first quarter 2013 totaled $5.9 million, which includes a $4.3 million non-cash mark-to-market adjustment in the fair value of the Company’s outstanding warrants. Other expense for the first quarter 2012 was $2.6 million and was primarily comprised of interest expense related to the Company’s financing agreements. A table with a full description of other income and expense is included in this release.

Net loss for the first quarter 2013 was $21.1 million, or $0.21 per share, compared to a net loss of $10.3 million, or $0.16 per share, for the first quarter 2012. There were 100.8 million weighted average shares outstanding for the first quarter 2013 compared to 65.4 million for the first quarter 2012. Non-GAAP net loss adjusted for certain non-cash or non-recurring items for the first quarter 2013 was $0.17 per share as detailed in the non-GAAP financial results table included in this release.

Cash and cash equivalents as of March 31, 2013, were $25.3 million.

Because of the pending decision from the FDA regarding the potential approval of Zohydro ER, and the related business implications, the Company is not providing financial guidance at this time.

Conference Call and Web Cast

Zogenix will hold a conference call today, May 9, 2013 at 4:30 p.m. ET to discuss financial results and operational highlights for the first quarter ended March 31, 2013.

To participate, please dial (866) 318-8616 (U.S.) or (617) 399-5135 (International); participant passcode: 65838569. To access the live webcast please visit the Zogenix Investor Relations website at http://ir.zogenix.com.

A replay of the conference call will be available beginning May 9, 2013 at 6:30 p.m. ET until May 16, 2013, by dialing (888) 286-8010 (U.S.) or (617) 801-6888 (International); passcode: 23471504. A replay of the webcast will also be accessible on the Investor Relations website for one month, through June 9, 2013.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the Company’s commercial activities relating to SUMAVEL DosePro, prescription trends, the Company’s financial status and performance, the Zohydro ER development program, the Relday development program and any comments the Company may make about its future plans or prospects in response to questions from participants on the conference call.

About Zogenix

Zogenix, Inc. (Nasdaq:ZGNX), with offices in San Diego and Emeryville, California, is a pharmaceutical company commercializing and developing products for the treatment of central nervous system disorders and pain. Zogenix’s first commercial product, SUMAVEL® DosePro® (sumatriptan injection) Needle-free Delivery System, was launched in January 2010 for the acute treatment of migraine and cluster headache. Zogenix’s lead investigational product candidate, Zohydro™ ER (hydrocodone bitartrate), is an oral, extended-release formulation of various strengths of hydrocodone, without acetaminophen, intended for administration every 12 hours for around the clock management of moderate to severe chronic pain. In May 2012, Zogenix submitted to the FDA a New Drug Application for Zohydro ER. Zogenix’s second investigational product candidate, Relday™, is a proprietary, long-acting injectable formulation of risperidone for the treatment of schizophrenia; an investigational new drug application was submitted to the FDA in May 2012.

For additional information, please visit www.zogenix.com.

Forward Looking Statements

Zogenix cautions you that statements included in this press release and the conference call that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding: the potential to accelerate development and partnering opportunities for Relday; the expected sales growth and adoption of SUMAVEL DosePro, including through the efforts of Mallinckrodt; the delay in the target action date for the FDA to complete its review of the Zohydro ER NDA; the expected launch timing of Zohydro ER, if approved; and efforts to secure a strategic development and commercialization partner for Relday. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Zogenix’s business, including, without limitation: the market potential for migraine treatments, and Zogenix’s ability to compete within that market; Zogenix’s ability to successfully execute its sales and marketing strategy for the commercialization of SUMAVEL DosePro; Zogenix’s reliance on Mallinckrodt to co-promote SUMAVEL DosePro; inadequate therapeutic efficacy or unexpected adverse side effects relating to SUMAVEL DosePro that could prevent its ongoing commercialization, or that could result in recalls or product liability claims; the potential for Zohydro ER to receive regulatory approval on a timely basis or at all, including as a result of the delay in the PDUFA target action date for the Zohydro ER NDA and recent FDA determinations concerning abuse deterrent properties of existing opioid drugs; the potential for adverse safety findings relating to Zohydro ER or negative publicity concerning opioids in general to delay or prevent regulatory approval or commercialization; the potential for delays associated with any additional data required by the FDA to be submitted by Zogenix in support of the NDA; the ability of Zogenix and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its products and product candidates and the ability to operate its business without infringing the intellectual property rights of others; difficulties in identifying, negotiating and carrying out strategic transactions relating to Zohydro ER and Relday; the inherent risks of clinical development of Relday, including potential delays in enrollment and completion of clinical trials, and Zogenix’s dependence on its existing collaboration with DURECT Corporation and potential new partners to develop Relday; and other risks described in Zogenix’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

In this press release, Zogenix’s financial results are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. In particular, Zogenix provides its net loss and net loss per share for the three months ended on March 31, 2013 and 2012, adjusted for certain non-cash or non-recurring items, which are non-GAAP financial measures. Management believes these non-GAAP financial results reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business, as they exclude certain income or other expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial results provide useful information to investors and others in understanding and evaluating the Company’s operating results and future prospects in the same manner as management, and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial results to GAAP financial results is included in the attached financial statements.

SUMAVEL ®, DosePro ®, ReldayTM and ZohydroTM ER are trademarks of Zogenix, Inc.

*Source Healthcare Analytics, Source® PHAST Prescription Monthly, January – March 2013

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INVESTORS:

Zack Kubow | The Ruth Group

646.536.7020 | zkubow@theruthgroup.com

MEDIA:

Caitlin Cox | The Ruth Group

646.536.7033 | ccox@theruthgroup.com

Zogenix, Inc.

Consolidated Financial Results

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Revenues:
Net product revenue	$6,981	$9,885
Contract revenue	—	8,462

Total revenues	6,981	18,347

Operating expenses:
Cost of sales	4,158	5,062
Royalty expense	282	357
Research and development	3,236	5,964
Selling, general & administrative	14,482	14,649

Total operating expenses	22,158	26,032

Loss from operations	(15,177)	(7,685)
Total other expense	(5,878)	(2,602)
Loss before income taxes	(21,055)	(10,287)

Income tax	—	(5)

Net loss	$(21,055)	$(10,292)

Net loss per share, basic and diluted	$(0.21)	$(0.16)

Weighted average shares outstanding, basic and diluted	100,809	65,369

Zogenix, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$25,324	$41,228
Trade accounts receivable, net	5,755	5,643
Inventory, net	12,663	12,886
Prepaid expenses and other current assets	2,995	1,968

Total current assets	46,737	61,725
Property and equipment, net	13,912	13,561
Other assets	4,921	5,400

Total assets	$65,570	$80,686

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$4,541	$4,592
Accrued expenses	17,891	18,569
Common stock warrant liabilities	13,751	9,493

Current liabilities	36,183	32,654
Long-term debt, less current portion	28,557	28,481
Other long-term liabilities	5,826	5,078
Stockholders’ equity (deficit)	(4,996)	14,473

Total liabilities and stockholders’ equity (deficit)	$65,570	$80,686

Zogenix, Inc.

Net Product Revenue

($ in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
U.S. Units Shipped	120,540	149,340

Total Gross U.S. Product Sales	$11,354	$13,396

Product Sales Allowances:
Allowance for Product Sales Discounts	2,807	3,384
Allowance for Product Returns	1,657	524

Total Product Sales Allowances	4,464	3,908

U.S. Net Product Revenue	6,890	9,488

EU and Other Net Product Revenue	91	397

Total Net Product Revenue	$6,981	$9,885

Zogenix, Inc.

Other Income (Expense)

(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Interest income	$8	$19

Interest expense:
Healthcare Royalty Partners interest expense[1]	(1,461)	(1,336)
Imputed interest expense on Astellas tail payments	(141)	(157)
Oxford/SVB interest expense[2]	—	(1,182)
Other interest expense	(11)	(3)

Total interest expense	(1,613)	(2,678)

Change in fair value of warrant liabilities[3]	(4,258)	49

Change in fair value of embedded derivatives	(81)	38

Other income (expense)	66	(30)

Total other income (expense)	$(5,878)	$(2,602)

1.	The Company accrues interest expense on the Healthcare Royalty Partners (previously called Cowen Healthcare Royalty Partners II, LP) debt obligation using an effective interest method at a rate in the mid-to-high teens, while actual quarterly revenue interest payments are made at a rate of 5.75% of net product revenue (prior to April 1, 2012, the rate was 5.0%). The revenue interest cash payments owed for the three months ending March 31, 2013 and 2012 were $450,000 and $494,000, respectively.
2.	The Company's debt obligations with Oxford Finance LLC and Silicon Valley Bank were repaid in July 2012, and the expenses relating to these obligations will not recur in future periods.
3.	Change in fair value of warrants issued in the July 2012 public equity offering and the July 2011 financing agreement with Healthcare Royalty Partners. Income from this item during the three months ended March 31, 2013 was driven primarily by the increase in the Company's stock price in March 2013.

Zogenix, Inc.

Non-GAAP Financial Results*

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
	(unaudited)

Net loss (as reported, GAAP)	$(21,055)	$(10,292)

Net loss per share, basic and diluted (as reported, GAAP)	$(0.21)	$(0.16)

Adjustments for certain non-cash or non-recurring items:
Change in fair value of warrant liability	$(4,258)	$49
Change in fair value of derivatives	(81)	38

Total Adjustments to Net loss	(4,339)	87

Net loss adjusted for certain non-cash or non-recurring items	$(16,716)	$(10,379)

Adjusted net loss per share (non-GAAP)	$(0.17)	$(0.16)

Weighted average shares outstanding, basic and diluted	100,809	65,369

*	Management believes these non-GAAP financial results reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the Company's business, as they exclude certain income or other expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial results provide useful information to investors and others in understanding and evaluating the Company's operating results and future prospects in the same manner as management, and in comparing financial results across accounting periods and to those of peer companies.